United States

Securities and Exchange Commission

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2009

MTS Medication Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31578	59-2740462
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2003 Gandy Boulevard North, Suite 800, St. Petersburg, Florida	33702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (727) 576-6311

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously disclosed, on August 7, 2009, MTS Medication Technologies, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with MedPak Holdings, Inc., a Delaware corporation (“Parent”), and MedPak Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). Parent is an affiliate of Excellere Partners, LLC, a private equity firm. The Merger Agreement and the transactions contemplated by the Merger Agreement were approved by the stockholders of the Company on December 18, 2009. As a result, pursuant to the Merger Agreement, Merger Sub was merged with and into the Company (the “Merger”) effective as of December 22, 2009, with the Company surviving the Merger as a wholly-owned subsidiary of Parent.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Merger, the Company no longer fulfills the numerical listing requirements of the NASDAQ Stock Market (“Nasdaq”). Accordingly, the Company notified Nasdaq and requested that the Company’s common stock, $0.01 par value per share (the “Common Stock”), be withdrawn from listing on the Nasdaq prior to the open of trading on December 23, 2009. The Company also requested that Nasdaq file with the Securities and Exchange Commission (the “SEC”) an application on Form 25 to report that the Common Stock is no longer listed on the Nasdaq. As a result, the Common Stock will no longer be listed on the Nasdaq. The Company also intends to file with the SEC a Certification on Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting that the Common Stock be deregistered and that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03	Material Modifications to Rights of Security Holders.

On December 22, 2009, as a result of the consummation of the transactions contemplated by the Merger Agreement, each share of Common Stock, other than those shares held by the Company, any subsidiary of the Company, Parent or Merger Sub, and other than those shares with respect to which appraisal rights were properly exercised, was converted into the right to receive $5.75 per share in cash, without interest.

Item 5.01	Change in Control of Registrant.

The information set forth in the “Introductory Note” above in this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, effective immediately following the effective time of the Merger, Messrs. Chet Borgida, Allen S. Braswell, Irv I. Cohen, David Kazarian, Edgardo Mercandante and John Stanton resigned from the board of directors of the Company, and, pursuant to a written consent of the sole stockholder of the Company, Messrs. Matthew C. Hicks, David L. Kessenich and Robert A. Martin were elected as directors of the Company and Mr. Todd E. Siegel was re-elected as a director of the Company. None of the directors who resigned did so due to any disagreement relating to the Company’s operations, policies or practices.

Item 8.01	Other Events.

On December 22, 2009, the Company issued a press release announcing the consummation of the Merger, which press release is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT	DESCRIPTION

99.1	Press Release, dated December 22, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MTS Medication Technologies, Inc. (Registrant)

Date: December 22, 2009	By:	/s/ MICHAEL P. CONROY
Michael P. Conroy Vice President and Chief Financial Officer